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                                                                      Exhibit 23






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (33-01047) pertaining to the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Other Sponsoring Corporations of our report dated June 11, 1999 with respect to the financial statements and schedules of the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Other Sponsoring Corporations included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                             /s/ Ernst & Young LLP


Cleveland, Ohio
June 25, 1999